UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        July 13, 2020

THE ALKALINE WATER COMPANY INC.

Exact name of registrant as specified in its charter)

Nevada	000-55096	EIN 99-0367049
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

14646 N. Kierland Blvd., Suite 255
Scottsdale, Arizona 85254
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (480) 656-2423

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	WTER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.              [  ]

Item 3.02 Unregistered Sales of Equity Securities.

On July 14, 2020, we issued 4,444,440 units of our company upon conversion of the subscription receipts issued pursuant to a private placement completed on May 11, 2020. Accordingly, gross proceeds of US$1,999,998, previously held in escrow, have been released to our company. Each unit consists of one share of our common stock and one transferable share purchase warrant, for no additional consideration. Each warrant will entitle the holder thereof to acquire one share of our common stock until May 11, 2023 at a price of US$0.55 per share. In the event that our common stock has a closing price on the TSX Venture Exchange (or such other exchange on which our common stock may be traded at such time) of US$1.75 or greater per share for a period of 20 consecutive trading days at any time from the closing date of the private placement, we may accelerate the expiry date of the warrants by giving notice to the holders thereof (by disseminating a news release advising of the acceleration of the expiry date of the warrants) and, in such case, the warrants will expire on the thirtieth day after the date of such notice.

The conversion of the subscription receipts was the result of our company satisfying the escrow release condition, which was the receipt by our company of an ordinary resolution of our stockholders approving the private placement and the issuance of the securities thereunder.

Of the 4,444,440 units we issued: (i) 444,443 units were issued pursuant to the exemption from registration under the Securities Act of 1933, as amended provided by Section 4(a)(2) and/or Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended to three investors, each of who is an "accredited investor" within the meaning ascribed to that term in Regulation D promulgated under the Securities Act of 1933, as amended; and (ii) 3,999,997 units were issued to three non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 13, 2020, we held a special meeting of stockholders. At the meeting, our stockholders:

1.	approved the April 17, 2020 private placement and the issuance of securities thereunder; and

2.	approved the May 11, 2020 private placement and the issuance of securities thereunder;

The final voting results for each of the proposals submitted to a vote of our stockholders are set forth below.

Proposal 1.  To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the private placement completed on April 17, 2020 and issuance of securities thereunder, including the issuance of 9,750,000 shares of common stock of our company upon the exercise of 9,750,000 warrants issued by our company on April 17, 2020:

For	Against	Abstain	Broker Non-Votes
26,659,888	1,339,513	350,437	nil

Proposal 2.  To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the private placement completed on May 11, 2020 and issuance of securities thereunder, including the issuance of 4,444,440 shares of common stock of our company on the conversion of 4,444,400 subscription receipts issued by our company on May 11, 2020 and the issuance of 4,444,440 shares of common stock of our company upon the exercise of 4,444,440 warrants underlying 4,444,440 subscription receipts issued by our company on May 11, 2020:

For	Against	Abstain	Broker Non-Votes
26,676,973	1,324,514	348,351	nil

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALKALINE WATER COMPANY INC.

/s/ Richard A. Wright

Richard A. Wright

President, Chief Executive Officer and Director

July 17, 2020